Exhibit (11)

                         CONSENT OF INDEPENDENT ACCOUNTS

To the Board of Trustees of
    State Street Research Growth Trust:


        We consent to the inclusion in Post-Effective Amendment No. 5 to the Registration Statement of the State Street Research Growth Trust on Form N-1A (Securities Act of 1933 File No. 33-55024) of our report dated February 7, 1997 on our audit of the financial statements and financial highlights of State Street Research Growth Fund for the year ended December 31, 1996. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Registration Statement.




                                            /s/ Coopers & Lybrand L.L.P.
                                            ----------------------------
                                                Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 28, 1997